                                                                   EXHIBIT 10.19

Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.


                       RESEARCH AND DEVELOPMENT AGREEMENT

      This Research and Development Agreement ("Agreement") is entered into effective as of October 17, 1995 (the "Effective Date"), by and between Collagen Corporation, a Delaware corporation with offices at 2500 Faber Place, Palo Alto, CA 94303 ("Collagen"), and Innovasive Devices, Inc., a Massachusetts corporation with offices at 100 South Street, Hopkinton, MA 01748 ("Innovasive").

WHEREAS, Innovasive is developing tissue and bone reattachment systems which are particularly relevant to the sports medicine and arthroscopy segments of the orthopedic surgery market;

WHEREAS, Collagen is a technology-based company that develops, manufactures and markets biomedical devices for the treatment of defective, diseased, traumatized or aging human tissues;

WHEREAS, the parties wish to collaborate to develop certain resorbable or partially resorbable mechanical tissue-fixation devices utilizing collagen-based biomaterials;

NOW THEREFORE, in consideration of the mutual covenants set forth herein, Collagen and Innovasive agree as follows:

1.    Definitions.

      1.1 "Distribution Agreement" shall mean the Distribution Agreement governing the distribution of Products which is entered into by the parties effective on even date herewith.

      1.2 "Investment Agreements" shall mean the Series B Preferred Stock Purchase Agreement and the agreements attached as exhibits thereto, which are entered into by the parties effective on even date herewith.

      1.3 "Jointly Owned Technology" shall have the meaning set forth in Section 5.2.


[*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.

      1.4 "Listed Countries" shall mean the countries listed in Exhibit B, as amended from time to time by mutual written agreement.

      1.5 "Product One" shall mean a product which will serve as a [*] or [*], which consists of (i) a [*] or [*] consisting of material which contains [*], and (ii) an [*].

      1.6 "Product Two" shall mean a [*] product, consisting of a [*] or [*] to be used for [*].

      1.7 "Product Three" shall mean a [*] or [*] which will consist primarily of the [*] described in Product One but [*] the [*], which will be used to [*] from which a [*] or [*] has been harvested for [*] in a [*] procedure.

      1.8 "Orthopedic" shall mean musculoskeletal tissue below the first cervical vertebrae, including bone, cartilage, tendon, ligament and muscle, and excluding nervous tissue.

      1.9 "Products" shall mean fully or partially resorbable mechanical meniscal repair devices and mechanical tissue-to-bone fixation devices which:

            (i)    are intended for use in the human body;

            (ii) are labeled for Orthopedic, dermatology or facial plastic surgery applications;

            (iii)  incorporate collagen;

            (iv) do not include tissue adhesives or tissue-regenerative materials; and

            (v)    do not include the delivery of active agents and/or cells.

Products are expected to include Product One, Product Two, and Product Three.

      1.10 "Project Plan" shall have the meaning set forth in Section 2.1.

      1.11 "Project Team" shall have the meaning set forth in Section 3.1.

      1.12 "Research Project" shall mean the program of Product-related research and development to be undertaken by the parties pursuant to this Agreement.

      1.13 "Supply Agreement" shall mean the Manufacturing and Supply Agreement entered into by and between the parties effective on even date herewith, which governs the manufacturing and supply of Products or other products distributed by the parties pursuant to the Distribution Agreement.


[*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.


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2.    The Research Project.

      2.1 The Project Plan. The project plan for the Research Project ("Project Plan") shall contain a plan for research and development efforts, and a mutually acceptable budget for such efforts ("Project Budget"). The Project Plan, as revised from time to time by mutual agreement of the parties, shall be attached hereto as Exhibit A. The parties shall mutually assess the Project Budget on an ongoing basis, and shall agree upon and update the Project Budget quarterly.

      2.2 Initial Development. The initial development effort under the Research Project shall focus on Product One; provided, that Collagen shall, at its discretion, apply resources covered by the initial Project Budget to Product Two as such resources become available. As of the Effective Date, the parties have agreed upon an initial Project Plan and Project Budget which covers Product One.

      2.3 Compliance With Applicable Laws and Regulations. Each party shall fulfill its obligations under the Research Project in a manner which complies with all applicable laws and regulations and applicable good laboratory, clinical and manufacturing practices. Each party shall provide reasonably sufficient time, equipment, facilities, personnel and other resources to the Research Project to fulfill such obligations. Each party may subcontract any portion of its obligations hereunder with the prior written consent of the other party, which shall not be unreasonably withheld; provided, that the subcontractor shall be bound by the terms and conditions of this Agreement.

      2.4 Regulatory Issues. The parties' obligations in connection with regulatory requirements are set forth in Section 8 of the Distribution Agreement.

      2.5 Exclusivity. Until the fifth (5th) anniversary of the Effective Date, neither party shall develop or commence the development of any Products (i) independently, or (ii) in collaboration with, or purchase any Products from, any third party. With respect to any specific Product for which the parties approve a revised Project Plan covering such Product prior to the fifth (5th) anniversary of the Effective Date and for which the parties, after the fifth
(5th) anniversary of the Effective Date, actively fund development in accordance with the Project Budget for such Product until completion of such Product, neither party shall develop or commence the development of any Product that would compete with such Product, (a) independently, or (b) in collaboration with, or purchase such Product from, any third party, until the second (2nd) anniversary of the first commercial sale of such Product.

3. Management of the Research Project.

      3.1 Project Team. The day-to-day management of the Research Project will be the responsibility of a team (the "Project Team") led by a Collagen employee. The Project Team will conduct regular meetings, at which representatives of each party shall report on the progress made by such party in implementing the Project Plan. Minutes of such meetings will be kept and distributed to members of the Project Team and the Vice President of Scientific Affairs of Collagen and the Director of Research & Development of Innovasive.


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      3.2 Oversight. The Vice President of Scientific Affairs of Collagen and
the Director of Research & Development of Innovasive shall be responsible for overseeing the activities of the Project Team. In the event that members of the Project Team are unable to agree on any issue in connection with the implementation of the Project Plan, the Vice President of Scientific Affairs of Collagen and the Director of Research & Development of Innovasive shall negotiate in good faith to resolve such disagreement.

      3.3 Management Reviews. The Project Team shall present quarterly reviews, in a mutually acceptable format, to senior management of both parties which shall cover progress on the Research Project, performance to budget, and planned activities and expenses in connection with the Research Project.

      3.4 Additional Administrative Matters. Collagen shall provide Innovasive with monthly reports containing project hours for each individual working on the Research Project and itemized actual expenditures (including total salary cost based upon actual, not average, salary of such individuals). Out-of-pocket expenditures exceeding ten thousand dollars ($10,000) shall be approved by both parties prior to funds being committed for such expenditures. The parties will use commercially reasonable efforts to use both parties' internal facilities (e.g. machine shop facilities or animal facilities) prior to engaging outside contractors.

4.    Payments.

      4.1 Invoices. Within thirty (30) days after the end of any calendar quarter during the term of this Agreement, Collagen shall send Innovasive an invoice for the actual expenses (including previously agreed upon overhead) incurred by Collagen in the course of implementing the Project Plan in accordance with the Project Budget.

      4.2 Payment. Innovasive shall pay amounts invoiced by Collagen pursuant to
Section 4.1 above within thirty (30) days after receiving such invoice.

      4.3 Audit. An independent certified public accountant selected by Innovasive may, upon reasonable notice and during normal business hours, and no more than once in any twelve (12) month period, inspect the records of Collagen on which the invoices referred to in Section 4.1 are based. If, upon performing such audit, it is determined that Collagen has invoiced Innovasive an amount which exceeds the amount that Collagen should have invoiced Innovasive for the period being audited by more than ten percent (10%), Collagen will bear all reasonable expenses and costs of such audit. Collagen shall promptly refund any overpayment by Innovasive. In the event that such audit reveals that Collagen invoiced Innovasive less than the amount that Collagen should have invoiced Innovasive for the period being audited, Collagen shall invoice Innovasive for the amount underpaid, and Innovasive shall promptly pay such invoiced amount.

5.    Ownership of Inventions.

      5.1 Solely Developed Inventions. Each party shall own all rights, title and interest in any technology which it develops independently.


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      5.2 Jointly Developed Inventions. The parties shall jointly own all rights, title and interest in any technology which they jointly develop ("Jointly Owned Technology").

6.    Cross-Licenses.

      Subject to the terms and conditions of this Agreement, each party (the "Licensing Party") hereby grants the other party a worldwide, nonexclusive, royalty-free, nontransferable, nonsublicensable license under the Licensing Party's patents, copyrights, trade secrets and other intellectual property rights to (i) develop Products solely in accordance with this Agreement, and
(ii) distribute Products or Other Innovasive Products solely in accordance with the Distribution Agreement, and (iii) manufacture Products and Other Innovasive Products solely in accordance with the Supply Agreement. Licenses set forth in
Section 6(i) shall be effective during the term of this Agreement. Licenses set forth in Section 6(ii) for any Product or Other Innovasive Product shall be effective for so long as the Distribution Agreement remains effective for such Product or Other Innovasive Product. Licenses set forth in Section 6(iii) for any Product or Other Innovasive Product shall be effective for so long as the Supply Agreement remains effective for such Product or Other Innovasive Product.

7.    Patent Applications and Enforcement.

      7.1 Joint Patenting. The parties shall jointly patent Jointly Owned Technology, and shall jointly maintain issued patents claiming Jointly Owned Technology, in Listed Countries. The parties shall jointly agree upon their respective responsibilities in connection with the patenting and/or maintenance of Jointly Owned Technology in Listed Countries (and any other countries of mutual interest), and shall (i) cooperate and provide reasonable assistance to each other to facilitate such patenting or patent maintenance, and (ii) share equally all out-of-pocket expenses associated with such patenting or patent maintenance. For all patent applications on which the parties are cooperating in such fashion, the filing party shall provide the non-filing party with copies of all documents and correspondence associated with such filing at least thirty
(30) days prior to such filing to enable the non-filing party to provide comments thereon.

      7.2 Independent Patenting of Jointly Owned Technology. Notwithstanding
Section 7.1 above, if one party does not wish to jointly file and bear the expense of a patent application, or maintain an issued patent, covering Jointly Owned Technology in any country other than the Listed Countries, the other party may file and prosecute such patent application or maintain such issued patent in such country, at its sole expense. The rights of the non-filing party in such patent application and any patents issuing therefrom, or in such maintained patent, shall not be affected by the preceding sentence.

      7.3 Infringement Actions Against Third Parties. Each party shall notify the other party in writing if it becomes aware of any material infringement by a third party of the intellectual property rights of both parties in the Jointly Owned Technology. The parties shall collaborate to abate any infringement by a third party of their rights in the Jointly Owned Technology; provided, that (i) the parties shall share the cost of any mutually agreed upon actions to abate such infringement, and (ii) if one party declines to participate in a lawsuit against


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the alleged third party infringer, then the other party may undertake such lawsuit at its own expense on behalf of both Collagen and Innovasive. Proceeds from any actions described in Section 7.3 (i) should be shared equally. Proceeds from any actions described in Section 7.3 (ii) shall be allocated between the parties in accordance with their respective mutually agreed upon contributions to the cost of such actions.

8.    Trademarks.

      Neither party grants under this Agreement any actual or implied license to use its trademarks, trade names or service marks to the other party.

9.    Representations and Warranties.

      9.1 By Both Parties. Collagen and Innovasive each individually warrants that it (i) has all right, power and authority necessary to enter into this Agreement and to grant the rights granted herein; (ii) has obtained all approvals and authorizations that it is required to obtain in connection with this Agreement; (iii) has not entered, and will not enter, into any arrangements or agreements inconsistent with this Agreement; (iv) is not aware of any pending or actual litigation which is likely to have a material adverse effect on the rights or obligations of any party under this Agreement; and (v) as of the Effective Date, is not aware of any claim or any basis for any claim that its performance of its obligations hereunder will infringe any patents, trade secrets or other intellectual property rights belonging to any third party.

      9.2 Disclaimer of Other Warranties. THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, THE DISTRIBUTION AGREEMENT, THE SUPPLY AGREEMENT AND THE INVESTMENT AGREEMENTS ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE FOR ANY PRODUCTS PRODUCED IN THE COURSE OF THE RESEARCH PROJECT.

10.   Term and Termination.

      10.1 Term. This Agreement shall become effective on the Effective Date and shall continue in effect for an initial term of five (5) years. Thereafter, this Agreement may be renewed by mutual written agreement of the parties This Agreement may be terminated at any time after the Effective Date in accordance with the provisions of this Section 10.


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      10.2  Termination of Product Development.

            (i) In the event that Innovasive believes that progress on the development of Product One is unsatisfactory, Innovasive shall have the right to terminate development of Product One upon ninety (90) days written notice after the earlier to occur of (a) the second anniversary of the Effective Date, or (b) the expenditure by Innovasive of $[*] on the development of Product One. During such ninety (90) day notice period, Collagen shall not incur any commitments or expenses with respect to Product One which will be funded by Innovasive, other than commitments or expenses entered into or committed to prior to the date of such written notice from Innovasive. The parties will negotiate comparable provisions as part of the negotiation of extensions of the Project Plan to cover additional Products. If the parties are unable to agree upon an extension of the Project Plan to cover any Product within a period of six (6) months of good faith discussions concerning such extension of the Project Plan, either party may terminate the development of such Product upon thirty (30) days written notice. The provisions of Section 2.5 shall not apply to any Product for which development has been terminated by either party pursuant to this Section 10.2.

            (ii) Innovasive hereby agrees that if Innovasive terminates collaborative development of a Product pursuant to Section 10.2(i) above, Collagen shall thereafter have the worldwide, sublicensable, perpetual and irrevocable right under Innovasive's solely owned technology to use, reproduce or have reproduced and modify such technology, and to use, manufacture or have manufactured, market, promote and otherwise commercialize, and sell or otherwise distribute such technology incorporated in such Product (as modified and/or improved by Collagen after Innovasive terminates development of such Product). It is the parties' intention that the foregoing license shall be construed broadly enough to permit Collagen to continue or commence the development, modification and distribution of such Product in a commercially reasonable fashion. Collagen shall pay Innovasive a royalty on its Net Sales (as defined in the Distribution Agreement) of such Product which shall be mutually agreed upon, or if the parties are unable to agree, shall be set by a mutually acceptable third party. Such royalty shall not exceed [*] percent ([*]%). Such royalty shall be subject to Sections 6.3 through 6.8 inclusive of the Distribution Agreement, after substitution of (a) such Product in place of Reverted Products,
(b) Innovasive in place of the Distributing Party, and (c) Collagen in place of the Other Party ("Reverted Products", "Distributing Party" and "Other Party" are terms defined in the Distribution Agreement). Notwithstanding the foregoing, the parties agree that the distribution of any Product shall be in Collagen's sole discretion and shall be outside the scope of the Distribution Agreement if the collaborative development of such Product is terminated by Innovasive and such Product is subsequently completed and commercialized by Collagen pursuant to this Section 10.2(ii).


[*] Application for an order granting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 has been made. Confidential portions of this document have been redacted and marked with an [*] and have been filed with the Securities and Exchange Commission separately with such application.


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      10.3  Default.

            (i) If either party defaults in the performance of any of its material obligations hereunder and if such default is not corrected within ninety (90) days after written notice thereof by the other party, then the nondefaulting party, at its option, may, in addition to any other remedies it may have, terminate this Agreement by giving written notice of termination to the defaulting party.

            (ii) The parties expressly agree that any material default by a party in the performance of such party's obligations under the Project Plan shall constitute a default in such party's material obligations hereunder for purposes of Section 10.3(i) above.

      10.4 Insolvency. This Agreement may be terminated by either party, on written notice, (i) if the other party becomes insolvent, (ii) upon the institution by the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts, (iii) upon the institution of such proceedings against the other party, which are not dismissed or otherwise resolved in its favor within sixty (60) days thereafter,
(iv) upon the other party's making a general assignment for the benefit of creditors, or (v) upon the other party's dissolution or ceasing to conduct business in the normal course.

      10.5 Survival. Sections 5, 6 (with respect to any Products for which the parties have approved a revised Project Plan covering such Product prior to the fifth (5th) anniversary of the Effective Date), 7, 8, 9, 10.2(ii), 10.5, 11, 12, 13 (for the period set forth in Section 13.5), 14 and 15 shall survive any termination or expiration of this Agreement.

11.   Indemnities.

      Each party (the "Indemnifying Party") shall defend, indemnify and hold the other party (the "Indemnified Party") harmless against all damages, costs (including attorneys' fees) or other liability actually incurred by the Indemnified Party or assessed against the Indemnified Party by a court of competent jurisdiction, arising from any claim, suit or proceeding brought individually or severally against the Indemnified Party resulting from any fraudulent or negligent act or omission by the Indemnifying Party, or the Indemnifying Party's employees, agents or other representatives, in the course of performing the Indemnifying Party's obligations hereunder. The Indemnified Party shall provide the Indemnifying Party with prompt notification of any such claim, suit or proceeding, and shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party's expense, in connection with the defense or settlement thereof. The Indemnifying Party shall have sole control of the defense or settlement of any such claim, suit or proceeding. The Indemnified Party may retain counsel of its own choosing at its own expense.

12.   Limitation of Liability.

      EXCEPT AS SET FORTH IN SECTION 11, IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR LOST PROFITS OR ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES OF SUCH OTHER PARTY,


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HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT.
THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

13.   Confidentiality.

      13.1 Confidential Information. As used in this Agreement, the term "Confidential Information" shall mean any information disclosed by one party to another pursuant to this Agreement which the recipient knows or has reason to know is deemed confidential or proprietary by the disclosing party.

      13.2 Confidentiality. Each party shall treat as confidential all Confidential Information of any other party, shall not use such Confidential Information except as set forth herein, and shall use reasonable efforts not to disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other parties under this Agreement. Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of such other party's Confidential Information.

      13.3 Exceptions. Notwithstanding the above, neither party shall have liability to the other party with regard to any Confidential Information of such other party which the receiving party can demonstrate:

            (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party;

            (ii) was known to the receiving party, at the time of disclosure, as demonstrated by files in existence at the time of disclosure;

            (iii) was disclosed with the prior written approval of the disclosing party;

            (iv) was independently developed by the receiving party without any use of the Confidential Information of any other party, as demonstrated by files created at the time of such independent development;

            (v) became known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights;

            (vi) has been disclosed to third parties by the disclosing party without restrictions similar to those contained in this Agreement; or

            (vii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide


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prompt written notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure.

      13.4 Return of Confidential Information. Upon expiration or termination of this Agreement each party shall upon request promptly return all tangible Confidential Information received from the other party.

      13.5 Survival of Confidentiality Obligations. This Section 13 will survive, for any item of Confidential Information, for five (5) years after the disclosure of such Confidential Information to the receiving party.

14.   Confidentiality of Agreement.

      Collagen and Innovasive agree that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party without the prior written consent of the other party. Notwithstanding the statements above in this Section 14, any party may disclose any of the terms and conditions of this Agreement:

            (i)    as required by any court or other governmental body;

            (ii) as otherwise required by law (including without limitation with regard to any registration statement filed by a party with the Securities and Exchange Commission);

            (iii)  to legal counsel of the parties;

            (iv) in confidence, to accountants, banks, and financing sources, and other advisors or consultants of the parties;

            (v) in connection with the enforcement of this Agreement or rights under this Agreement;

            (vi) in confidence, in connection with an actual or proposed license, merger, acquisition, or similar transaction;

            (vii) which have been previously disclosed in a joint press release by the parties hereto; or

            (viii) in confidence, to a third party to the extent reasonably necessary to permit the consideration of a bona fide collaboration which would involve rights, obligations or limitations arising under this Agreement, provided that such collaboration is not prohibited under this Agreement.


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      In the event of any disclosure pursuant to (i) or (ii) above, the disclosing party shall use all reasonable efforts to obtain confidential treatment of materials so disclosed. The parties shall in good faith consult regarding the text of any proposed public announcement regarding this Agreement or the terms and conditions hereof before such announcement is actually made. Any press release to be issued in connection with the terms and conditions of this Agreement must be approved in advance by both Collagen and Innovasive.

15.   General.

      15.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without reference to conflicts of laws provisions.

      15.2 Partial Invalidity. If any provision in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed, solely in such jurisdiction, from the remainder of this Agreement, which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision, effective solely in such jurisdiction, which most nearly effects the parties' intent in entering into this Agreement.

      15.3 Relationship of the Parties. Collagen and Innovasive are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is it to be construed so as to constitute Collagen and Innovasive as partners or joint venturers with respect to this Agreement. Employees of any party remain employees of said party and shall at no time be considered agents of or to be obligated to render a fiduciary duty to the other party.

      15.4 Modification. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on any party unless the same shall have been mutually assented to in writing by both parties.

      15.5 Waiver. The failure of any party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by the other parties of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the right of any party to enforce each and every such provision thereafter. The express waiver by any party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

      15.6 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign any of its rights, obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other party, which shall not be unreasonably withheld, provided, that any party shall have the right to assign its rights, obligations and privileges hereunder to a successor


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in business or an acquirer of all or substantially all of its business or assets to which this Agreement pertains without obtaining the consent of the other party.

      15.7 Notices. Any notice required or permitted to be given by any party under this Agreement shall be in writing, shall be addressed to the Chief Financial Officer of Innovasive, with a copy to Roslyn G. Daum, Esq., Choate, Hall & Stewart, Exchange Place, Boston, MA 02109 or to the Vice President of Scientific Affairs of Collagen, and shall be personally delivered or sent by certified or registered letter, or by telecopy confirmed by registered or certified letter, to the receiving party at its address first set forth above, or such new address as may from time to time be supplied hereunder by the receiving party. Notices will be deemed effective upon receipt.

      15.8 Force Majeure. Notwithstanding anything else in this Agreement, no default, delay or failure to perform on the part of any party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due to causes beyond the reasonable control of the party charged with a default, including, but not limited to, causes such as strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of God or other deities, acts of the public enemy, nuclear disasters, or default of a common carrier; provided, that for the duration of such force majeure the party charged with such default must continue to use all reasonable efforts to overcome such force majeure.

      15.9 Dispute Resolution. In the event of any disagreement arising hereunder or with respect to this Agreement which the Vice President of Scientific Affairs of Collagen and the Director of Research & Development of Innovasive are unable to resolve, the matter shall be referred to qualified designated representatives of both parties. Such individuals shall negotiate in good faith to resolve such dispute for thirty (30) days, or for such longer period of time as such individuals may agree upon. If such negotiations do not result in a mutually satisfactory resolution of the issue in question, then the matter shall be resolved by any procedure agreed to by such individuals or, in the absence of such an agreed procedure, by a court of competent jurisdiction.

      15.10 Entire Agreement. The terms and conditions contained in this Agreement, the Distribution Agreement, the Supply Agreement and the Investment Agreements constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof and thereof.

      15.11 License of Intellectual Property. All rights and licenses granted under this Agreement by one party ("Licensor") to another party ("Licensee") are, and shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under
Section 101 of the U.S. Bankruptcy Code. The parties agree that Licensee, as the licensee of such rights under this Agreement, may fully exercise all of its rights and elections under the Bankruptcy Code. The parties further agree that, in the event Licensee elects to retain its rights as a licensee in Licensor's bankruptcy proceedings, Licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) any technology licensed to Licensee by Licensor hereunder, and all embodiments of such technology, and such embodiments of such technology, if not already in its possession, shall be promptly delivered to Licensee (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by Licensee unless Licensor elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Licensor upon written request for such embodiments by Licensee.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.

COLLAGEN CORPORATION                      INNOVASIVE DEVICES, INC.

BY:         /s/ Frank DeLustro            BY:         /s/ James V. Barrile
            ------------------------                  --------------------------

PRINT NAME: Frank DeLustro                PRINT NAME: James V. Barrile
            ------------------------                  --------------------------

TITLE:      Senior V.P.                   TITLE:      V.P., CFO
            ------------------------                  --------------------------

                                    EXHIBIT A

                                  PROJECT PLAN
                                       [*]

                                  EXPENSES YEAR
                                  CONFIDENTIAL

     EXPENSE ACCOUNT                  DESCRIPTION                 YEAR [*]
           [*]             [*]                                      $[*]
                           Total [*] yrs = $                        $[*]
                           [*]
                           August 18, 1995
                           Total [*] yrs = $                        $[*]
                           [*]
                           August 18, 1995
                           Total [*] yrs = $                        $[*]
                           [*]
                           August 18, 1995
                           Total [*] yrs = $                        $[*]
                             (see above assumptions)
                             Total [*] yrs = $ $[*]
                           August 18, 1995
                           [*]
                           Other Expenses                           $[*]
                           Total Expenses

                  BURDENED COST ANALYSIS FOR INNOVASIVE PROGRAM
                                  CONFIDENTIAL

                           $                           %
                           $                           %
                           $                           %
                           $                           %
                           $                           %
                           $                           %
                           $                           %
                           $                           %
                           $                           %
                           $                           % includes [*] & [*]
                           $                           % includes [*] & [*]
                                                       also [*]

                                    EXHIBIT B

                                LISTED COUNTRIES